As of February 1, 1998

Facility Management Agreement Between
Jan & Johnny, Inc and CenterStaging Musical Productions, Inc.

As of February 1, 1998 and through the term of the facility lease or any extensions to the said lease, whichever is longer, between the parties described in the heading above, CenterStaging Musical Productions, Inc. (CSMPI) agree to act as facility manager for Jan and Johnny, Inc. (JJI) who's address is 2820 Hollywood Way, Burbank, CA 91504.

As facility managers, CSMPI agrees, including but limited to:

1. Pay for all upkeep and maintenance of the property
2. Oversee security of the building
3. Provide assistance in maintaining the books and records of Jan and Johnny, Inc., including tax returns.
4. Provide financial advise as needed
5. Liaison with all government agencies, such as environmental reports, fire and safety requirements and to pay any fees that may be incurred for any such agency

For services rendered, JJI agree to pay CSMPI a monthly fee per Exhibit A, within 10 business days after each month end, or at CSMPI option can offset the fee against any other amounts due to JJI.

The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by all parties.

Agreed to by:

Johnny Caswell
Jan & Johnny, Inc

Jan Parent
CenterStaging Musical Productions, Inc